Exhibit 99.2

March 13, 2014

pSivida Corp. Announces $7.0 Million Investment by RA Capital

WATERTOWN, Mass.—(BUSINESS WIRE)— pSivida Corp. (NASDAQ:PSDV) (ASX:PVA), a leader in developing sustained release, drug delivery products for treatment of back-of-the-eye diseases, announced today that RA Capital has entered into a securities purchase agreement with the Company to invest approximately $7.0 million in a registered direct offering through the sale of a total of 1.7 million shares of the Company’s common stock at a per share price of $4.11.

The offering is expected to close on or about March 18, 2014, subject to the satisfaction of customary closing conditions. The Company intends to use the proceeds from this offering to accelerate its Tethadur program, fund its clinical trials for posterior uveitis and for general corporate purposes.

Northland Securities, Inc. acted as sole placement agent for the offering.

A shelf registration statement relating to the shares of common stock issued in the offering has been filed with the Securities and Exchange Commission (SEC) and has been declared effective. A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained from Northland Securities, Inc., at 45 South Seventh Street, Suite 2000, Minneapolis, MN 55402, or by calling toll free 800-851-2920, or by e-mail at apafko@northlandcapitalmarkets.com. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of our shares of common stock. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About pSivida Corp.

pSivida Corp., headquartered in Watertown, MA, develops tiny, sustained release, drug delivery products designed to deliver drugs at a controlled and steady rate for months or years. pSivida is currently focused on treatment of chronic diseases of the back-of-the-eye utilizing its core technology systems, Durasert™ and BioSilicon™, including Tethadur™. The injectable, sustained release micro-insert ILUVIEN® for the treatment of chronic DME considered insufficiently responsive to available therapies, licensed to Alimera Sciences, Inc., is marketed in the U.K. and Germany and has also received marketing authorization in Austria, France, Portugal, and Spain and is awaiting authorization in Italy. Alimera has filed for ten additional EU country approvals through the Mutual Recognition Procedure. Alimera is seeking FDA approval for ILUVIEN for DME in the US. pSivida has instituted the first of two planned pivotal Phase III clinical trials of Medidur™ for the treatment of posterior uveitis, a chronic back-of-the-eye disease. An investigator-sponsored clinical trial is ongoing for an injectable, bioerodible micro-insert to treat glaucoma and ocular hypertension, a product candidate on which Pfizer Inc. has an option. pSivida’s FDA-approved Retisert®, licensed to Bausch & Lomb Incorporated, provides long-term, sustained drug delivery to treat posterior uveitis.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release regarding amounts to be raised by the Company are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements: uncertainties with respect to: Alimera’s ability to finance, achieve additional marketing approvals, obtain adequate pricing and reimbursement for, successfully commercialize and achieve market acceptance of, and generate revenues to pSivida from, ILUVIEN for DME in the EU; Alimera’s ability to obtain regulatory approval for, and if approved, to finance, successfully commercialize and achieve market acceptance of, and generate revenues to pSivida from, ILUVIEN for DME in the U.S.; the ability to finance, complete and achieve a successful outcome for Phase III trials for, and file and achieve marketing approvals for, Medidur for posterior uveitis, including achieving acceptable risk-to-benefit and safety profiles in light of the CRL for ILUVIEN; initiation, financing and success of Latanoprost Product Phase II trials and any exercise by Pfizer of its option; ability of Tethadur to successfully deliver proteins, peptides and other large biologic molecules; ability to develop product candidates and products and potential related collaborations; initiation and completion of clinical trials and obtaining regulatory approval of product candidates; continued sales of Retisert; adverse side effects; ability to attain profitability; ability to obtain additional capital; further impairment of intangible assets; fluctuations in operating results; decline in royalty income; ability to, and to find partners to, develop and market products; termination of license agreements; competition and other developments affecting sales of products; market acceptance; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; consolidation in the pharmaceutical and biotechnology industries; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; credit and financial market conditions; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

In the United States:

Martin E. Janis & Company, Inc.

Beverly Jedynak, 312-943-1123

President

bjedynak@janispr.com

or

In Australia:

pSivida Corp.

Brian Leedman, +61 (0) 41 228 1780

Vice President, Investor Relations

brianl@psivida.com

Source: pSivida Corp.